UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2014

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2014, Intersil Corporation (the “Company”) entered into a Consent Agreement (the “Agreement”) with the Office of Defense Trade Controls Compliance (“DTCC”), Bureau of Political-Military Affairs, U.S. Department of State (the “Department”) to resolve alleged civil violations of the International Traffic in Arms Regulations (the “ITAR”). The Agreement settles the pending ITAR compliance matter with DTCC previously reported by the Company that resulted from voluntary disclosures the Company filed with DTCC disclosing possible past civil violations of the ITAR. The Agreement has a two-year term and provides for: (i) payment of an aggregate civil penalty of $10 million, $4 million of which is suspended and eligible for offset credit based on verified expenditures for certain past and future remedial compliance measures; (ii) the appointment of an internal Special Compliance Official to oversee compliance with the Agreement and U.S. export control regulations; (iii) two external audits of the Company’s ITAR compliance program; and (iv) continued implementation of ongoing remedial compliance measures and additional remedial compliance measures related to automated systems and ITAR compliance policies, procedures, and training.

As previously reported, in connection with the settlement, the Company estimated and recorded a $6 million charge in the fiscal quarter ended October 4, 2013 and an additional $4 million charge in the fiscal quarter ended April 4, 2014 when the amount of the penalty was determined. The $6 million portion of the settlement that is not subject to suspension will be paid in installments, with $3 million payable in June 2014, and $3 million payable in June 2015. The Company expects that investments made in its export control compliance program will be eligible for credit against the suspended portion of the settlement amount, which include: additional staffing, ongoing implementation of a new software system, employee training, and establishment of a regular compliance audit program and corrective action process. The Company also expects that these investments in remedial compliance measures will be sufficient to cover the $4 million suspended payment.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consent Agreement between Intersil Corporation and the Office of Defense Trade Controls Compliance (“DTCC”), Bureau of Political-Military Affairs, U.S. Department of State dated June 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      June 17, 2014

INTERSIL CORPORATION
By: /s/ THOMAS C. TOKOS
Name: Thomas C. Tokos Title: Sr. Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent Agreement between Intersil Corporation and the Office of Defense Trade Controls Compliance (“DTCC”), Bureau of Political-Military Affairs, U.S. Department of State dated June 16, 2014.